Exhibit 10.65

                        ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of June, 2003 by and among James G. Garvey, Jr. and Julie Garvey (collectively, the "Garveys") and Integrated Information Systems, Inc. ("IIS"), a Delaware corporation.

     RECITALS

     A. IIS holds legal and beneficial title to certain assets including the trade names "CitySolutions", "CityServe" and "CitizenServe" and all other material trademarks, service marks and trade names of the CitySolutions service (whether or not registered including pending applications for registration), intellectual property rights and source code to the "CitySolutions", "CityServe" and "CitizenServe" products, and other software elements, and the Intellectual Property Assets as defined in Exhibit B attached hereto, and existing customer lists and customer contracts and inventory, documentation, and furniture, fixtures and equipment (the "CitySolutions Assets") utilized for the operation of the CitySolutions, CityServe, and CitizenServe businesses, (the "CitySolutions Business"), all as set forth on Exhibit A attached hereto.

     B. IIS owes net reimburseable amounts to Garveys for expenses properly incurred on behalf of IIS by Garveys in the course of carrying out their duties as employees of IIS, and IIS will owe Garveys for quarterly cash payments for the quarters ending June 30, 2003 and September 30, 2003 for the guarantees provided by the Garveys for the IIS credit facility with AnchorBank, FSB. (the "Reimbursables").

     C. Garveys desire to acquire all of IIS's right, title and interest in and to all of the CitySolutions Assets for the purpose of operating the CitySolutions Business.

     D. IIS is willing to sell to Garveys the CitySolutions Assets and to facilitate the transfers of other items to Garveys for the purpose of operating the CitySolution Business on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Garveys and IIS (collectively, the "Parties") hereby agree as follows:

                         PURCHASE AND SALE OF IIS ASSETS

     1.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.1, IIS shall sell, assign, transfer and deliver to Garveys, and Garveys shall purchase, acquire and accept from IIS, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever, all of IIS's right, title and interest in and to the CitySolutions Assets. To effect the transfer of the CitySolutions Assets from IIS to Garveys at the Closing or such date that is mutually agreed between IIS and Garveys, IIS shall deliver or cause to be delivered to Garveys, a duly authorized and executed Assignment of Intellectual Property in the form attached as Exhibit B hereto and a duly authorized and executed Assignment and Bill of Sale in the form attached as Exhibit C hereto.

     1.2 Extinguishment of Reimburseables. At the Closing, Garveys shall deliver or cause to be delivered a Waiver of Claim for $45,996.00 of the Reimbursables in the form attached as Exhibit D hereto. Upon the Closing, the obligation of IIS to pay $45,996.00 of the Reimbursables to Garveys shall be extinguished forever.

     1.3 Assignment of Contracts. At the Closing, IIS shall deliver or cause to be delivered to Garveys a duly authorized and executed Assignment of Contracts in the form attached as Exhibit E hereto.

     1.4 Transition Activities. Upon the Closing, the employees with IIS who have been assigned to the CitySolutions Business shall transition to employment with the Garveys, and IIS shall provide additional transition services as set forth on Exhibit F attached hereto.

     1.5 Release of Lien. At the Closing, IIS shall deliver or cause to be delivered to Garveys, a duly executed and authorized Release of Security
Interests of AnchorBank, FSB ("AnchorBank") substantially in the form attached as Exhibit G hereto.

                                     CLOSING

     2.1 Closing. The closing of the purchase and sale of the CitySolutions Assets and the related transaction pursuant to this Agreement (the "Closing") shall be on June 16, 2003 at 10:00 a.m. (the "Closing Date") and shall occur at the offices of IIS at 2250 West 14th Street, Tempe, AZ 85281, or at such other time and place as shall be mutually agreed to by the Parties. If the Closing does not occur by 5:00 p.m. on June 30, 2003, then either party may terminate this Agreement without any liability to the other party under this Agreement or otherwise.

     At  the  Closing:

          a. IIS shall deliver duly authorized and executed Assignment of Intellectual Property, Assignment and Bill of Sale, Assignment of Contracts, and the Release of Security Interests from AnchorBank; and

          b. Garveys shall deliver to IIS that same day the Waiver of Claim for Reimbursables.

          c. IIS shall deliver to Garveys certified resolutions of its board of Directors approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby.

          d. This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by Garveys if:
                  (i) any representation or warranty made herein for the benefit of Garveys, or any certificate, schedule or document furnished to Garveys pursuant to this Agreement is untrue in any material respect; or
                  (ii) IIS shall have defaulted in any material respect in the performance of any material obligation under this Agreement.
          e. Notwithstanding the approval of the Board of Directors of IIS, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by IIS if:
                  (i) any representation or warranty made herein for the benefit of IIS, or any certificate, schedule or document furnished to IIS pursuant to this Agreement is untrue in any material respect; or
                  (ii) Garveys shall have defaulted in any material respect in the performance of any material obligation under this Agreement.



               THE  PRE-CLOSING  PERIOD

     3.1 Due Diligence; Delivery of Information. Prior to the Closing of this Agreement (the "Pre-Closing Period"), IIS and shall make available to Garveys for review and inspection the CitySolutions Assets and all materials, documentation and other information relating to the CitySolutions Assets and the CitySolutions Business.

     3.2 Confidentiality. Garveys shall not disclose any proprietary information or trade secrets which were disclosed to Garveys as a result of due diligence conducted pursuant to this Agreement.

     3.3 Covenants of IIS and During Pre-Closing Period. During the Pre-Closing Period, IIS hereby covenants, subject to fulfillment of its fiduciary duties to IIS and its shareholders, as follows:

          a. Destruction of Assets. IIS management shall not allow IIS to engage in any activity which results in destruction of, damage to, or loss of, any CitySolutions Assets (whether or not covered by insurance) without the written consent of Garveys.

          b. Disposition of Assets. IIS management shall not allow IIS to sell, assign, lease, transfer or otherwise dispose of any CitySolutions Assets without the written consent of Garveys.

          c. Encumbrances. IIS management shall not allow IIS to mortgage, pledge or otherwise encumber any CitySolutions Assets, subject to existing encumbrances as of the date of this Agreement, without the written consent of Garveys.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.1     Covenants,  Representations  and Warranties of IIS  .  IIS   hereby
covenants,  represents  and  warrants  to  Garveys  that:

          a. Ownership. IIS is the sole legal and beneficial owner of the CitySolutions Assets and has good and marketable title free and clear of any liens, mortgages, security interests, encumbrances, pledges, charges, adverse claims or other restrictions or limitations, subject to existing encumbrances as of the date of this Agreement , with full and absolute right and power to sell, assign, transfer and deliver the CitySolutions Assets to Garveys. Any work performed by IIS staff on behalf of Garveys shall be a "work for hire," sole property of Garveys, with actual title and ownership rights for such work transferring only after all related payments for such work have been made to IIS.

          b. Title. Upon the sale, assignment, transfer and delivery of the CitySolutions Assets along with delivery of the Release of Security Interests from AnchorBank pursuant to this Agreement, Garveys shall have good, valid and marketable title to the CitySolutions Assets owned by IIS, free and clear of any lien, mortgage, adverse claim, charge, encumbrance, limitation, restrictions or limitations whatsoever.

          c. Corporate Existence, Authorization, Approval and Enforceability. IIS is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. IIS has all requisite power and authority to enter into and perform the terms of this Agreement. The execution, delivery and performance of this Agreement by IIS has been duly authorized by all necessary action, including any required corporate, partnership or trust authorization. IIS is not subject to any restriction under any corporate charter, partnership agreement, trust agreement, agreement, instrument, order, judgment, decree, law, statute or regulation, or any other restriction of any kind or character, which would prevent IIS from entering into this Agreement or consummating the transactions contemplated hereby in accordance with the terms hereof. This Agreement when executed and delivered by IIS will constitute a valid and binding obligation of IIS enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief and other equitable remedies, and public policy.

          d. No Conflict. The execution, delivery and performance of this Agreement by IIS shall not result in the breach of, default of, or conflict with, any other agreement or obligation of IIS.

      4.2 Representations and Warranties of Garveys. Garveys covenant, represent and warrant to IIS that:

          a. Approval and Enforceability. Garveys is not subject to any restriction under any corporate charter, partnership agreement, trust agreement, agreement, instrument, order, judgment, decree, law, statute or regulation, or any other restriction of any kind or character, which would prevent Garveys from entering into this Agreement or consummating the transactions contemplated hereby in accordance with the terms hereof. This Agreement, when executed and delivered by Garveys, will constitute a valid and binding obligation of Garveys together and individually, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief and other equitable remedies, and public policy.

          b. Brokers or Finders. Garveys has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.3 Duration of Covenants, Representations and Warranties. The Parties hereby represent to each other that all of the representations, warranties and covenants contained in this Agreement and in any documents, certificates or other instruments delivered by or on behalf of the Parties are true now, will be true at the Closing and shall survive the Closing.


     4.4 Invoicing Services. Until the earlier of three years from the Closing Date or the date upon which Garveys (or an entity through which they operate the CitySolutions Assets) become authorized vendors for the municipal clients located in Arizona (the "Arizona Municipalities"), IIS will deliver invoices prepared by Garveys for products sold to and services performed for the Arizona Municipalities by the Garveys relating to the CitySolutions business. IIS shall remit any payments received from such Clients with respect to such invoices to the Garveys within five business days after IIS's actual receipt thereof from such Clients and after posting at IIS' bank. IIS shall have no duty to pursue any collection efforts with respect to such Clients or invoices and shall have no liability with respect to the collection of such receivables. IIS shall transmit to Garveys any correspondence received from such Clients relating to the collection of any invoices. Garveys shall indemnify and hold harmless IIS from and against all liabilities relating to the invoicing services performed by IIS and IIS shall have no obligation to continue these services if such services are determined to be unlawful or in violation of any agreement entered into between IIS and such Clients.

GENERAL  PROVISIONS

     5.1 Liabilities Not Assumed. Garveys shall have no responsibility or obligation for, or be obligated to assume or pay any debt, obligation or liability of IIS except for the duties and obligations of the Contracts, as defined in Exhibit E attached hereto, assigned to Garveys by IIS as set forth in
Section  1.3.

     5.2 Risk of Loss. Risk of loss to the CitySolutions Assets prior to the Closing shall remain on IIS.

     5.3 Final Agreement. This Agreement and the exhibits attached hereto constitute the final and complete agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the Parties with respect thereto. Any modification, revision or amendment of this Agreement shall not be effective unless made in writing and executed by the Parties.

     5.4 Language. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The captions are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     5.5 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provisions(s) had never been contained herein; provided that such invalid, illegal or unenforceable provisions shall first be curtailed, limited or eliminated to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

     5.6 Waiver. Except as expressly set forth herein, any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced in writing and signed by the party against whom enforcement of the waiver is sought.

     5.7 Headings. The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

     5.8 Effect of Recitals. The recitals contained in this Agreement are an integral part of this Agreement.

     5.9 Notices. All notices, requests, demands and other communications made pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by commercial courier or by facsimile transmission to the Parties at the addresses or numbers set forth below, or to such other person and place as the Party shall designate by notice to the other Party:

     IIS:                Chief  Financial  Officer,  IIS
                         2250  West  14th  Street
                         Tempe,  Arizona  85281

     Garveys:            Julie  Garvey
                         1101  E.  Warner  Road,  #160
                         Tempe,  Arizona  85284

     5.10 Assignments. No Party may assign this Agreement or delegate any obligations under this Agreement without obtaining the written consent of each of the other Parties.

     5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     5.12 Governing Law. This Agreement shall be governed construed and enforced in accordance with the laws of the State of Arizona and the laws of the United States of America. Any litigation between the Parties shall be conducted in Maricopa County, Arizona and the Parties hereby submit to such jurisdiction and venue.

     5.13 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fire, epidemic, flood, earthquake, riot, war, sabotage, labor shortage, or dispute, and governmental action, which are beyond its reasonable control; provided however, that the delayed party (a) gives the other party written notice of such cause promptly, and in any event within fifteen (15) calendar days of discovery thereof, and (b) uses its reasonable efforts to correct such failure or delay in its performance.

     5.14 Independent Parties. None of the provisions of this Agreement shall be deemed to constitute a partnership, joint venture, or any other such relationship between the parties hereto, and neither party shall have any authority to bind the other in any manner. Neither party shall have or hold itself out as having any right, authority, or agency to act on behalf of the other party in any capacity or in any manner, except as may be specifically authorized in this Agreement.

     5.15 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

     5.16 No Rights In Third Parties. This Agreement is made for the benefit of IIS and Garveys and not for the benefit of any third parties.

     5.17 Miscellaneous. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party based on draftsmanship of the Agreement or otherwise.

     5.18 Construction. The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Agreement and that this Agreement has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



GARVEYS:                                    IIS:

James G. Garvey, Jr                         Integrated Information Systems, Inc.

By:  /s/  James  G.  Garvey,  Jr.           By:  /s/  Donald H. Megrath
     ---------------------------                -----------------------
Name:  James  G.  Garvey,  Jr.              Name:  Donald  H.  Megrath
                                            Title:  SVP  and  CFO


Julie  Garvey



By:  /s/  Julie  Garvey
    ---------------------
Name:  Julie  Garvey